EXHIBIT 99.3

FILED # C26990-99 SEP 24 2003 IN THE OFFICE OF "DEAN HELLER" DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

CYOP SYSTEMS INTERNATIONAL INCORPORATED

Pursuant to the provisions of the Nevada Revised Statutes, CYOP SYSTEMS INTERNATIONAL INCORPORATED, a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

1.   The undersigned hereby certify that on the 19th day of September, 2003, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

BE IT RESOLVED:  That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority or the voting power of the outstanding stock of the corporation for the following purpose:

To amend Article Four to provide that the corporation shall have the authority to issue an aggregate of FIVE HUNDRED MILLION (500,000,000) shares of voting common stock, par value $0.00002 per share, and no other class of stock shall be authorized.

And to amend Article Four to effect a forward split of the stock of the corporation on a basis of one (1) share of the presently outstanding stock being surrendered for five (5) shares of the newly authorized stock.

2.   Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 18,820,000 shares of the 28,474,682  shares outstanding of CYOP SYSTEMS INTERNATIONAL INCORPORATED gave their written consent to the adoption of the Amendment to Article Four of the Articles of Incorporation as follows:

ARTICLE FOUR.

[CAPITAL STOCK].

The corporation shall have the authority to issue an aggregate of FIVE HUNDRED MILLION (500,000,000) shares of voting common stock, par value $0.00002 per share.    The common shares of this corporation are non assessable.  The board of directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions and  relative rights of each class and series of stock.

IN WITNESS WHEREOF, the undersigned, being the President and Secretary of CYOP SYSTEMS INTERNATIONAL INCORPORATED,  a Nevada corporation,  hereunto  affix their signatures this 22nd day of September, 2003.

By	CYOP SYSTEMS INTERNATIONAL INCORPORATED "Mitch White" Mitch White, President
By	"Andrea Carley" Andrea Carley, Secretary